October 28, 2005

Rogé Partners Funds

630 Johnson Avenue, Suite 103

Bohemia, New York 11716

Re:       Rogé Partners Funds on behalf of the Rogé Partners Fund

(File Nos. 333-114860/811-21571)
Post-Effective Amendment No. 2 to the Trust’s Registration Statement Registration Statement on Form N-1A

Dear Sir/Madam:

In connection with the filing of Post-Effective Amendment No. 2 to the Registration Statement (the “Registration Statement”) filed by Rogé Partners Funds, a Delaware statutory trust (the “Trust”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), covering the shares (the “Shares”) of beneficial interest of the Rogé Partners Fund, a series of the Trust, we hereby consent to the use of our name as your counsel under “Legal Matters” in the Prospectus constituting part of the Registration Statement.  In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act, the 1940 Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP